EXHIBIT 23.1



                   CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of TravelCenters of America, Inc. (the "Company") of our reports dated March 6, 1997 relating to the financial statements of the Company, National Auto/Truckstops, Inc. and TA Operating Corporation, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP


Pittsburgh, Pennsylvania
April 30, 1997